Exhibit 16.1

July 16, 2026
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Compass Diversified Holdings
Compass Group Diversified Holdings LLC
File No. 001-34927
File No. 001-34926

Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Compass Diversified Holdings and Compass Group Diversified Holdings LLC dated July 16, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP